POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that I, John G. Freeland, located at
1241 Gulf of Mexico Drive, #1103, Longboat Key, FL 34228, do hereby nominate, constitute and appoint Daniel S. Follis, Jr., Melanie C. Dunn or Terri Trainor Clark, with offices at One Campus Martius, Detroit, Michigan 48226, my true and lawful attorney in fact, for me and in my name, place and stead to:

Execute my name to any and all documents, forms and reports ("Documents"), whether such Documents are filed with the Securities and Exchange Commission electronically or otherwise, for transactions in the securities of Compuware Corporation.

In addition, I hereby give and grant unto my said attorney in fact, full power and authority to do and perform every act necessary, requisite or proper to be done in and about the premises as fully as I might or could do if I were personally present, with full power of substitution and revocation, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have here unto set my hand this 24 day of January, 2014.

In presence of

Witness

Joyce A. Giquinto 			/s/ John G. Freeland
Printed Name				Signature, John G. Freeland
/s/ Joyce A. Giquinto
Signature


Subscribed and sworn to before me
this 24 day of January, 2014

Notary Public

Joyce A. Giquinto
Printed Name

/s/ Joyce A. Giquinto
Signature
Acting in Sarasota County
State of Florida

My Commission expires: MArch 1, 2016